                                         RESIDENTIAL FUNDING CORPORATION,

                                                 Master Servicer,

                                         VARIOUS DELAWARE STATUTORY TRUSTS,

                                                      Issuers

                                                        and

                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

                                                 Indenture Trustee

                                              MASTER AMENDMENT NO. 1

                                                        TO

                                               SERVICING AGREEMENTS

                                            Dated as of August 1, 2006

         THIS MASTER  AMENDMENT NO. 1 TO SERVICING  AGREEMENTS  dated as of August 1, 2006 (this  "Amendment"),  is among RESIDENTIAL  FUNDING  CORPORATION,  a Delaware  corporation,  in its capacity as master servicer (the "Master
Servicer"),  the Delaware  statutory  trusts  listed  under the heading  "Issuers" in the table on Exhibit A hereto
(the  "Issuers")  and JPMORGAN  CHASE BANK,  NATIONAL  ASSOCIATION,  in its  capacity as indenture  trustee for the
Issuers (the "Indenture  Trustee"),  and pursuant to the letter agreements  attached as Exhibit B hereto,  has been agreed  to and  acknowledged  by  FINANCIAL  GUARANTY  INSURANCE  COMPANY,  a New  York-domiciled  stock  insurance corporation ("FGIC"),  MBIA INSURANCE CORPORATION,  a New York corporation ("MBIA") and AMBAC ASSURANCE CORPORATION a New York corporation ("AMBAC," and together with FGIC and MBIA, the "Enhancers").

                                                    WITNESSETH

         WHEREAS,  the Master Servicer and the Indenture Trustee have entered a servicing agreement  (collectively, the  "Existing  Agreements")  with each of the  Issuers,  pursuant  to which the Master  Servicer  agreed to master service mortgage loans owned by the Issuers;

         WHEREAS,  the Master  Servicer  desires to  convert  into  Residential  Funding  Company,  LLC, a Delaware limited  liability  company  (the  "Conversion")  and  the  Existing  Agreements  do not  expressly  allow  for the
Conversion;

         WHEREAS,  the Master Servicer desires to amend each of the Existing  Agreements to expressly allow for the
Conversion;.

         WHEREAS,  Section 8.01 of each Existing  Agreement  provides that the  effectiveness  of this Amendment is conditioned  upon (a) consents being obtained from the  applicable  Enhancer and the Indenture  Trustee and (b) the
Indenture Trustee and the applicable Enhancer receiving the no-downgrade letters attached hereto as Exhibit C;

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.        Amendments.

(a)      Section 6.02 of each Existing Agreement is hereby amended by inserting the following paragraph after the final paragraph of Section 6.02 of such Existing Agreement:

                           Notwithstanding  anything  to the  contrary  set forth  herein,  any Person (as defined  below) into which the Master  Servicer  may be merged or  converted or with which it may be consolidated,  or any Person  resulting from any merger,  conversion or consolidation to which the Master  Servicer  shall be a party,  or any Person  succeeding  to the business of the Master
         Servicer,  shall be the  successor of the Master  Servicer,  hereunder,  without the execution or filing  of any  paper or any  further  act on the  part of any of the  parties  hereto.  "Person"
         shall  mean  any  legal  individual,   corporation,   partnership,  joint  venture,  association,
         joint-stock company, limited liability company, trust,  unincorporated organization or government or any agency or political subdivision thereof.

SECTION 2.        Effect of Amendment.

         Upon execution of this  Amendment,  the Existing  Agreements  shall be, and be deemed to be,  modified and amended in accordance  herewith and the  respective  rights,  limitations,  obligations,  duties,  liabilities  and immunities of the parties  thereto shall  hereafter be determined,  exercised and enforced  subject in all respects to such  modifications  and  amendments,  and all the terms and conditions of this Amendment  shall be deemed to be part of the  terms  and  conditions  of the  Existing  Agreements  (as  applicable)  for any and all  purposes.  In addition,  the relevant  provisions of the Existing  Agreements shall be, and deemed to be, modified and amended to reflect the change in the name and form of legal  organization  of the Master  Servicer as noted  above.  Except as modified and  expressly  amended by this  Amendment,  the  Existing  Agreements  are in all  respects  ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 3.        Binding Effect.

         The  provisions of this  Amendment  shall be binding upon and inure to the benefit of the parties  hereto, the Enhancers and each of their respective successors and assigns.

SECTION 4.        Governing Law.

         This  Amendment  shall  be  governed  by and  construed  in  accordance  with  the  laws of the  State  of
New  York and the  obligations,  rights and  remedies of the parties  hereunder  shall be  determined  in accordance with such laws.

SECTION 5.        Severability of Provisions.

         If any one or more of the covenants,  agreements,  provisions or terms of this Amendment  shall be for any reason  whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed  severable from the remaining  covenants,  agreements,  provisions  or terms of this  Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

SECTION 6.        Section Headings.

         The section  headings  herein are for  convenience  of  reference  only,  and shall not limit or otherwise affect the meaning hereof.

SECTION 7.        Counterparts.

         This  Amendment  may be executed in several  counterparts,  each of which shall be an original  and all of which shall constitute but one and the same instrument.

SECTION 8.        Third Party Beneficiaries.

         Each Enhancer shall be an intended  third party  beneficiary  of this  Amendment,  to the extent that this
Amendment  relates to a Servicing  Agreement to which such  Enhancer has a consent right with respect to amendments thereto.

                                             [Signature Pages Follow]

         IN WITNESS WHEREOF, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HOME EQUITY LOAN TRUST 2001-HS3                               RESIDENTIAL FUNDING CORPORATION
HOME EQUITY LOAN TRUST 2002-HS3
HOME EQUITY LOAN TRUST 2003-HS1
HOME EQUITY LOAN TRUST 2003-HS2
HOME EQUITY LOAN TRUST 2003-HS3                               By:__________________________________________
HOME EQUITY LOAN TRUST 2003-HS4                                   Name:
HOME EQUITY LOAN TRUST 2004-HS1                                   Title:
HOME EQUITY LOAN TRUST 2004-HS2
HOME EQUITY LOAN TRUST 2004-HS3
HOME EQUITY LOAN TRUST 2005-HS1                               JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
HOME EQUITY LOAN TRUST 2005-HS2                               Indenture Trustee
HOME EQUITY LOAN TRUST 2005-HSA1
HOME EQUITY LOAN TRUST 2006-HSA2
HOME LOAN TRUST 1998-HI2
HOME LOAN TRUST 1998-HI4                                      By:__________________________________________
HOME LOAN TRUST 1999-HI1                                           Name:
HOME LOAN TRUST 1999-HI4                                           Title:
HOME LOAN TRUST 1999-HI6
HOME LOAN TRUST 1999-HI8
HOME LOAN TRUST 2000-HI1
HOME LOAN TRUST 2000-HI2
HOME LOAN TRUST 2000-HI3
HOME LOAN TRUST 2000-HI4
HOME LOAN TRUST 2000-HI5
HOME LOAN TRUST 2001-HI1
HOME LOAN TRUST 2001-HI2
HOME LOAN TRUST 2001-HI3
HOME LOAN TRUST 2001-HI4
HOME LOAN TRUST 2002-HI1
HOME LOAN TRUST 2002-HI2
HOME LOAN TRUST 2002-HI3
HOME LOAN TRUST 2002-HI4
HOME LOAN TRUST 2002-HI5
HOME LOAN TRUST 2003-HI1
HOME LOAN TRUST 2003-HI2
HOME LOAN TRUST 2003-HI3
HOME LOAN TRUST 2003-HI4
HOME LOAN TRUST 2004-HI2
HOME LOAN TRUST 2004-HI3
HOME LOAN TRUST 2005-HI1
HOME LOAN TRUST 2005-HI2
HOME LOAN TRUST 2005-HI3
HOME LOAN TRUST 2006-HI1
HOME LOAN TRUST 2006-HI2
RAMP SERIES 2000-HL1 TRUST

By:   WILMINGTON TRUST COMPANY, not in its
      individual capacity, but solely as owner trustee

By:__________________________
Name:________________________
Title:_______________________

                                 EXHIBIT A

TRANSACTION NO.                   ISSUERS
1.                                Home Equity Loan Trust 2001-HS3
2.                                Home Equity Loan Trust 2002-HS3
3.                                Home Equity Loan Trust 2003-HS1
4.                                Home Equity Loan Trust 2003-HS2
5.                                Home Equity Loan Trust 2003-HS3
6.                                Home Equity Loan Trust 2003-HS4
7.                                Home Equity Loan Trust 2004-HS1
8.                                Home Equity Loan Trust 2004-HS2
9.                                Home Equity Loan Trust 2004-HS3
10.                               Home Equity Loan Trust 2005-HS1
11.                               Home Equity Loan Trust 2005-HS2
12.                               Home Equity Loan Trust 2005-HSA1
13.                               Home Equity Loan Trust 2006-HSA2
14.                               Home Loan Trust 1998-HI2
15.                               Home Loan Trust 1998-HI4
16.                               Home Loan Trust 1999-HI1
17.                               Home Loan Trust 1999-HI4
18.                               Home Loan Trust 1999-HI6
19.                               Home Loan Trust 1999-HI8
20.                               Home Loan Trust 2000-HI1
21.                               Home Loan Trust 2000-HI2
22.                               Home Loan Trust 2000-HI3
23.                               Home Loan Trust 2000-HI4
24.                               Home Loan Trust 2000-HI5
25.                               Home Loan Trust 2001-HI1
26.                               Home Loan Trust 2001-HI2
27.                               Home Loan Trust 2001-HI3
28.                               Home Loan Trust 2001-HI4
29.                               Home Loan Trust 2002-HI1
30.                               Home Loan Trust 2002-HI2
31.                               Home Loan Trust 2002-HI3
32.                               Home Loan Trust 2002-HI4
33.                               Home Loan Trust 2002-HI5
34.                               Home Loan Trust 2003-HI1
35.                               Home Loan Trust 2003-HI2
36.                               Home Loan Trust 2003-HI3
37.                               Home Loan Trust 2003-HI4
38.                               Home Loan Trust 2004-HI2
39.                               Home Loan Trust 2004-HI3
40.                               Home Loan Trust 2005-HI1
41.                               Home Loan Trust 2005-HI2
42.                               Home Loan Trust 2005-HI3
43.                               Home Loan Trust 2006-HI1
44.                               Home Loan Trust 2006-HI2
45.                               RAMP Series 2000-HL1 Trust

                                                     EXHIBIT B

                                                 ENHANCER CONSENTS

                                            [ON FILE WITH THE TRUSTEE]

                                                     EXHIBIT C

                                               NO-DOWNGRADE LETTERS

                                            [ON FILE WITH THE TRUSTEE]